Exhibit 10.6

PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Product Salea Agent Diotributoràhip Serviœ Contract Naiurtat Technology Co.Ltd ' trgistration pursuant to R.O.C. laws ' Established in 86 Central Road Nanzih Kaohsiung kxport Processing Zone (hereinafter referred to as Party A}, with AP Engineering Solutions Pte Ltd ' registration with pursuant to Singapore laws, Established in 60 Kaki Bukit Place, #00 01 Euilos Techpark Singapore 415979 (hereinafier referred to as Party B). Based on the principle of mutual trust, both parties set and compliance with the following provisions. 1, Appointment Based on this agreem . eiit, Party A has appointed Paid B under designated customer base, for the specified pt nducts (hereinafter referred to as the ] 3 rDduct) under Party A, to perform the role oT the Sales Agent for Party A ' Party B accepts this commission . — - • ƒ 44cA•s&aaubGP 2. Cooperative marketing products name and target customers • 1. IC Precursor A18 K A •â R& 2 B P (I) & •â TEOS/4MSTDNlAT/TEB/TEPO/TMB/TMPO/OMCTS/HCDS/TAETO/BTi3 AS/TCS (3) b &4 SILICO : UMC SINGAPt3RE BRANCH,SYSTEMS ON ACTURING CO. PTE. LTD., GLOBAL FOUNDRIES SINGAPORE PTE.LTD.Micron Singapore. IC Precursor related products and targeted customers: (1) Products TEOS/4MS/TDMAT/"FEB/TEPO/TMB/TMPO/ONiCTS/lICDS/TAETOOTB AS/TCS (2) Country : Singapore

13 Target Customers : UNI.C SINGAPORE BRANCH,SYSTEMS ON SILICONMH UFACTURING CO. IUE. LTD., G1.OBAL FOUNDRIES SINGAPORE PTE.LTD. Micron Singapore. - 2 Party A may increase or decrease the items listed products, these products may encounter change o 1 specifications . Party B will be notified with written notice prior to before 30 days aforementioned changes of spec and regulations . 3. Cooperative Agency Sc - heme in < ' » - 1. Party A must provide full product raining courses to Party B, depending on customer needs and providing technical support. (2) V ʸ MSp (6) gJtk 14fJ f ι 2. Party B’ s roles: (1) Marketing Data and Business Information Collection (2) Customer Interfacing (3) Arrangements for custorrier presentations, liaison, assistance (4) Customer evaluation on NANMAT product arrangements, liaison, assistance (S) Buyout Cooperation Model: a. Product Shipments: Naninat O AP Engineering Solutions O Customers b. After sales used canister recycling: Customers O AP Engineering Sitilutirins D Narimat

(Under cylinder recycling management, need to account for liabilities of either lost or damaged canisters) (6) Operation of change of canisters (7) Daily monitor and Daily Logged (8) Logistic Management on designated regions (Singapore Port) (9) .After Sales Service: Response customers with current chemical usage status, under normal circumstances to handle abnormalities (trained personnel) with responsive manner, however under circumstances of outside capability of Party B (Not trained personnel), Party A obliged to provide technical support for Party B to resolve abnormalities. 4. Sales Model ' "This product" undergo sell off mode operation, the Party A deliver "This product" base on CIF Singapore term to Pafty B. And Party B shalt be responsible for the product (including canisters) delivery to the client from Singapore port. Used canisters will be arranged by Party B to deliver back to Party A base on CIF Kaohsiung term. For empty canisters return to Kaohsiung, minimum 4 drums(TDMAT) and 50 drums(TEOS +TAETO) consolidated in one container. Minimum quantity of empty canisters ship back to Party A is a guideline only, both Party may base on actual situation to add or reduce the shipping quantity. Local costs like transportation. Insurance, Storage charges, customs fees and duties related costs must bear by the each party. 5. Transaction, Selling Price and Payment '

"This product" ake to sell oil tnode operation, Party A shall at the time of shipment, provide invoice and delivery orders to Party B, Party B will utilize TfT method under 90 days term and condition to pay monthly payment to Party A . Sell off mode pr ice : Party A accepted base on customer final price x 0 . 75 selling to Party B(Example : Customer PO price USDI 00 /kg, Party A sell to Party R USD 75 /kg) . Any change of final price for procurement year end price review, both stock in Party B warehouse or consignment at customer warehouse will follow new price x 0 . 75 pay to Party A . Both party agreed to transparent the customers final price . And Par - ty A agreed COC sample to Party B upon request by customers qualification . Special case for l 0 Gals rros supply to multi customers and different selling price, final price will calculate base on PO ratio . 1. If "The Products" happen to encounter issue, Party B need to immediately notify Party A to provide quick briefing and quick response in order to assist Party B to answer c - ustomer’ s queries, 2. If aforementioned issue unable to resolve via normal support path, Party B shall escalate Party A to arrange escalated personnel (e.g. Products Specialist) for immediate onsite support until issue resolved. 7. Salee/Btisinees Schedule Meeting :

1. Party A requise a frequent meeting updates (MontNy/Quarterly/Yearly) regarding Sales, Technical Service on the region, if there is a necessary, whichever party shall trigger the meeting in order to resolve any matters related to the business. The meeting request both parties Sales, Technical personnel (including manager level) to be present. (Meeting Agenda shall be Paie B present the routine check on customer chemical delivery system log, and some of the related documents and etc) 2. Party B shall provide next 3 mouth Sales Projection Report before 20* monthly, And made progress with the development of new customers and other market intelligence data, which include the following: (1) Current status on existing customers as well as potentiel customers. (2) Potential overall market conditions and the outlook. (3) The status or the similar industry/competitor activities, and suggested sales strategy 2. Party B shall provide regional market intelligent report for next year Sales Forecast before 20* Oct yearly to Party A as a benchmark for next year Sales Target. 8. Delivery and Acœptanœ : * . •• • - 1. Party A shaJl confirm the delivery of moth the time and place of delivery specified in the order form and enclose with the Cargo Inspection Reports upon delivery.

2. II unable delivered within the specified timing, Party A found the following matters shall immediately notify Party B: (1) Renson of unable deliver on time. (2) The shortest deliver schedule for recovering the miss of deliver timing. t3) Measures to prevent recurrence in the future. 3. Party B will perform inspection and acceptance on the products delivered by Party A, if after final acceptance of the products at Party B’ s customer side, these products undei normal operation and follow MSDS specifications and standard to perform storage and distribution operation, there is still an issue arise, apart from providing technical support as per item no 6, if discover or identify is belonged to batch quality issue and as a result cause loss/damnge on Party B, after both parties agree in writing after consultation, Party A shall be account for the loss/damage. 9. Warehouse Setup and Maoageraeot : w - Based on business requirements, Party B' s Singapore warehouse setup or rent must be align with the Singapore government definition of highly dangerous warehouse to facilitate product storage and distribution, product storage, distribution and transport units are required in accordance with the relevant provision of the product MSDS from Party A and the Singapore government norms standard criteria of the job specification and management of warehouse operations am need to meet the criteria of the specification of the Singapore goveriunent regulations, by the Party B solely responsible for the guarantee, and the subsequent processes are also tracked by the Party B and under it responsibility. 10. Responsibility of delivery and utility rick liability :

1. Under the contract. herewith “the pt oducts “, is undergone sell - off method and will bear any risk and responsibility by Party A during the entii e transportation process until the designated destination (Singapore). However, when it’ s delivered to the Singapot‘e, the risk and responsibility will be bear by Party B. 2. Under the contract, th “the products" under Party B custody have any issue on either transportation or Storage. or any other possible issues that will affect products quality or other risk, Party B will bear the responsibility. 1 . Due to ectition of the contract, both parties are aware of the other‘s cc›nfidentia1 information mutually, including the manufacturing process, formulation and business information etc. and for above mentioned information may only be used during execution of the contract and should out of good — will pay attention on keeping the cnnfidential information in good custody. In addition, apart from fulfilling the contact thus need to inform related third party personnel, the confidential inrormation shall not disclosed to any third party without the consent of either parties in writing. If any party happen to leak confidential information shall deemed as any party in default. 2. At the request of one to expose confidential information, the receiving Party shall promptly return all copies of the corifidential information and execute with accordance of disclosing party to destroy the confidential information. Proof of Destruction of confidential information shall also be provided with evidence by either parties with endorsed signature. (1) IJ either party to fu1fi11 the terms of tke confidentiality obligations, the other party may request not more than LJSD$ 100,0t10 in punitive damages, and may terminate this .Agreement

(2) The terms •ire: not affected by the termination of the contTaCt until the uther party able to decrypt the confidentiality of the business • . ' 12. Intellectual Property (IP) Right : 1. All information (Private & Confidential) delivered by Paid A to Party B, whose intellectual property rights belonged to Party A (IN Party B ohm the IP before executing the contact is exceptional), Party B is authorized within the scope of the contract to execute the contract purpose, without the written consent of th r a shall not be any of use. All information shall be returned back to Party A if the contract is terminated or upon request or Party A be desti - oyed. 2. Under commissioned of the product sees from Party A to Party B, if any infringement of intellectual property rights of others, as a result causing customers and Party B losses, Party A shall liable to any legal obligation. 13. Operating ban competing products : Afi M i Ț @ ι In addition to the written consent of Party A, Party B shall not directly or indirectly guarantee in any way to perform sales & marketing activities of a competitor's product as a distribution party or in other way like assistance, promotion, and sale, distribution, implicated in such acts. If in the event Party A suspect that' s a violation of Party B agreed upon the foregoing matters may request Party B upon receipt of notice of thirty days to present its report of breach investigation and remedial programs. N it happen to be this inaccuracy of the report content or omissions ‹if the {acts as a result of Party A uxpose to errone‹ius or satisfactory conipensatirin measures not implemented, then the Party A may terminate the contract, and may seek law compensation under this contact. 14. Major Disaster Force (Unföreseen Circumstances) : _ - , ‹ ‹ . ‹ ‹i i i f s z niiv vi s - ) ' < « a i: z* r o f•i s tea on ct f zo ñ s s ' ii a a ' ii z u — vs 'J x o tits.o z + a u .O - P ' $ d› a i ι z can. z - » • t ‹» » z n For either due to force majeure factors (such as floods, fires, earthqua1‹as, typhoons, power, war, riots, blockades --- ), due to the performance of this contract shall not be responsible not, but one of the advocates of fnt - ce majeure if the judge is unable to perform over time the contract may ninety days written notice to the other party shall immediately, by mutual agreement solutions, if the agreement is not a non - party claims force majeure to terminate the contract in writing. fi • o ILCS . lS. Contract expiration date and extended or terminated : 1. This ccintracl effect on J rin 01 , 2 ti 24 to Dec 31 , 2025 termin . ated . Ninety rliiys beiure the com ract expire : s, the parties shall review the contract issues . If the parties have not disputed, contract shall consider auto extend 1 year . 2. Effective period of the contract, if either party defaults, but not by the other party written notice within 14 days when the correct behavior in the 90 days before they have to notify each other in writing may terminate this contract . 3. Either the application or application tor reorganization or restructuring ; dissolution nr renolrition to dissolve the order ot determination or dissolution ; Merger or resolution ; bankruptcy or application or for a declaration of bankruptcy ; major assets were seized ; unable to repay the debt ; or there are quite a testament to the fact that the risk of the occurrence of violations of the item, the other paiTy may terminate this contract. 16. General ‘I‘ezzos and Conditions 1. Party B does not require a certain pcriod in accordance with the terms of a contract obligation, does not affect the rights of Party B to its then requested the fulfillment of this obligation. Party B violates a provision of this Agreement and the Employer may request their Party once abandoned a request does not mean that the same situation occurs again when it should be abandoned, or abandon this provision of the Party itself. 2. The two sides in the rights and obligations of the contract, and by the other party's prior written consent, may not be Oansferred to any third party. 3. The written contract cc'ntains the entire agi eement between the parties, not by mutual agreement and shall not modify. 4. The law of the Republic of China - based contracts t‹i the applicable law, if one of the parties due to contractual disputes arising from the litigation, both parties agreed to the Taiwan Court for the Court's jurisdiction 5. Separate provisions of this contract become effective, if inconsistent with any provision of this Agreement ROC law, which will be treated as part of the non - contract, the remaining provisions shall rerriain valid. 6. Both sides of the addresses are subject to change, shall notJy the other party in writing within one week 7. The contract does not have any detailed matters, may provide another explanation supplementa] contract

One type of the TWO copies of the mntract, both sides with one copy as a basis. Party A: Naiunat Technology Cu Ltd Representative: Taiwan Cornpan y Registi ation No: 22101381 Address: No.36 Central Road Nan - Tze E.P.Z Kaohsiung 811, ’Paiwan fety R : AP Engineerhy Solutions Pte Ltd Representative: dirty: Keen y Tan / DIREC3’OR Singapore Company Registi ation No: 2t)l00l l77Z Address ; 60 i(alti BuJtit Place, POS - 01 fiunos Techpark. Singapore 415979 Year